                                                                   Exhibit 10.9

                       NONSTATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is made effective June 13, 2003 ("EFFECTIVE DATE") by and between VI Acquisition Corp., a Delaware corporation (the "COMPANY"), and Robert Kaltenbach (the "OPTIONEE").

         WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement dated as of the 15th day of April, 2003 (the "PURCHASE AGREEMENT"), by and among the Company, Midway Investors Holdings, Inc. ("MIDWAY"), the shareholders of Midway and certain other parties, the Company is acquiring all of the outstanding equity of Midway (the "TRANSACTION");

         WHEREAS, the Optionee will be retained as an employee of the Company or one of its subsidiaries upon the consummation of the Transaction;

         WHEREAS, pursuant to the terms of the Purchase Agreement, the Optionee has elected to exchange options to purchase shares of Midway's Class A Preferred Stock, Class C Preferred Stock and Class B Common Stock (as such terms are defined in the Purchase Agreement) having an aggregate Option Spread (as such term is defined in the Purchase Agreement) of $447,205, for an option to purchase shares of the Company's Preferred Stock, and the Company, to create an incentive for the Optionee, has agreed to grant him an option upon certain terms and conditions; and

         WHEREAS, the grant hereunder shall be independent of any formal stock option plan to be maintained by the Company.

         NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.       GRANT OF OPTION

         The Company grants to the Optionee the right and option (the "OPTION") to purchase all or any part of an aggregate of 458.57 shares of the Company's Preferred Stock (the "SHARES") on the terms and conditions and subject to all the limitations set forth herein. The Optionee acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a nonstatutory option.

2.       PURCHASE PRICE

         The purchase price of the Shares subject to the Option shall be Twenty Four and 80/100 Dollars ($24.80) per Share.

3.       EXERCISE OF OPTION

         Subject to this Agreement, the Option shall be fully vested and exercisable on the Effective Date.

         The Option shall expire on, and shall be exercised (if at all) prior to the first to occur of:

         (a)      June 12, 2013;

         (b) Ninety (90) days after the date on which the Optionee shall cease, for any reason or cause whatsoever, and without regard to such reason or cause (except as set forth in (c) and (d) below) to be an employee of, or consultant to, the Company or any affiliate or subsidiary thereof;

         (c) The date the Optionee's services are terminated, whether as an employee or otherwise, if such services are terminated for Due Cause (as such term is defined in that certain Employment Agreement executed by and between the Employee and the Company of even date herewith (the "EMPLOYMENT AGREEMENT")); or

         (d) Twelve months from the date the Optionee's services are terminated, whether as an employee or otherwise, if such services are terminated as a result of the Optionee's death or Permanent Disability (as such term is defined in the Employment Agreement), in which case the Option may be exercised by the Optionee or his legal representative or estate within such twelve month period.

4.       ISSUANCE OF SHARES

         The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof), the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the Shares as to which the Option was exercised. The Optionee acknowledges and agrees that the Shares to be acquired upon exercise of the Option shall be subject to the Company's Stockholders' Agreement as in effect from time to time and the Management Agreement, and the issuance of Shares pursuant to the exercise of this Option shall be expressly conditioned upon the Optionee's execution of such agreements.

         The Option price of any Shares shall be payable at the time of exercise and shall only be payable through the Optionee's delivery to the Company of Shares that would otherwise be acquired upon the exercise of the Option (the "WITHHELD SHARES"). The fair market value of the number of Shares to be acquired by the Optionee upon exercise of the Option, net of the Withheld Shares, shall be equal to $447,205 (the "ACQUIRED SHARES") plus the value of Dividends (as provided for in Article 4 of the Amended and Restated Certificate of Incorporation of VI Acquisition Corp.) accrued on the Acquired Shares from the Effective Date.

         The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

5.       REPRESENTATIONS AND COVENANTS OF THE OPTIONEE

         In connection with the grant of the Option hereunder, the Optionee represents and warrants to the Company that:

         (a) The Shares subject to the Option under this Agreement shall be acquired for the Optionee's own account and not with a view to, or present intention of, distribution in violation of the Securities Act of 1933 (the "1933 ACT") or any applicable state securities laws, and the Shares will not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

         (b) The Optionee is sophisticated in financial matters and has been given the opportunity prior to exercise to evaluate the risks and benefits of the Option and the Shares.

         (c) The Optionee acknowledges that he is able to bear the economic risk of the exercise of the Option for an indefinite period of time, because the Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

         (d) The Optionee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the grant of the Option and has had full access to such information concerning the Company as he has requested.

         (e) The Optionee has the full right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Optionee enforceable against him in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         (f) The Optionee is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by him or the consummation of the transactions contemplated hereby.

         (g) The Optionee understands that neither the issuance of the Option nor any provision contained herein shall entitle the Optionee to remain in the service of the Company or affect the Company's right to terminate the Optionee's employment at any time for any or no reason.

6.       REGISTRATION

         The Optionee understands that the Shares are not currently being registered under the 1933 Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof. The Optionee further agrees that he will not sell or otherwise dispose of the Shares unless such sale or other disposition has been registered or is exempt from registration under the 1933 Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any state. The Optionee understands that a restrictive legend consistent with the foregoing, and as set forth in Paragraph 8, will be placed on the certificates evidencing the Shares, and related stop transfer instructions will be noted in the stock transfer records of the Company and/or its stock transfer agent for the Shares.

7.       WITHHOLDING

         The Company shall have the power and right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any grant made under or as a result of this Agreement. In the alternative, upon any taxable event hereunder, the Optionee may elect, subject to Company approval, to satisfy the withholding requirement in whole or in part, by having the Company withhold Shares that would otherwise be transferred to the Optionee having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Optionee.

8.       LEGEND

         The Optionee shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to the grant of the Option hereunder.

                  "The shares of stock represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person in the absence of an effective registration statement for the shares under the 1933 Act or an opinion of counsel satisfactory to the Company that an exemption is then available."

                  "The shares of stock represented by this certificate are subject to the terms and conditions of a certain Stockholders' Agreement dated as of June 13, 2003, among the Company and certain of its stockholders, and the terms of the Management Agreement dated as of June 13, 2003, between the

                  Company and the Optionee. Copies of the Agreements are on file in the office of the Secretary of the Company. The Agreements provide, among other things, for restrictions upon the holder's right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of stock evidenced by this certificate at a designated purchase price determined in accordance with certain procedures. Any attempted transfer of these shares other than in compliance with the Agreements shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Agreements."

9.       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger or consolidation, or if a change is made to the stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, combination of shares or dividends payable in capital stock, or the like, the Company shall make adjustments to the Shares granted to, or available for, the Optionee as it may determine to be appropriate under the circumstances.

10.      NON-ASSIGNABILITY

         This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as this Agreement may otherwise provide.

11.      NOTICES

         Any notices required or permitted by the terms of this Agreement shall be given by registered or certified mail, return receipt requested, addressed as follows:

                  To the Company:   VI Acquisition Corp.
                                    c/o Wind Point Partners
                                    Suite 3700
                                    676 North Michigan Avenue
                                    Chicago, Illinois  60611
                                    Attention:  Michael Solot

                  To the Optionee:  Robert Kaltenbach
                                    5425 S. Jasper Way
                                    Aurora, Colorado 80015

         or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

12.      GOVERNING LAW

         This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

13.      BINDING EFFECT

         This Agreement shall (subject to the provisions of Section 10 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, effective on the day and year first above written.

VI ACQUISITION CORP.                                 OPTIONEE

By: /s/ Debra Koenig                                /s/ Robert Kaltenbach
    -------------------------                       ----------------------------
Its: Executive Vice President                       Robert Kaltenbach